Exhibit 99.1

                                  NEWS RELEASE

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                    CONTACT:         INVESTORS:
                                                     STEPHEN C. FORSYTH
                                                     (203) 969-0666 EXT. 425
                                                     stephen.forsyth@hexcel.com

                                                     MEDIA:
                                                     MICHAEL BACAL
                                                     (203) 969-0666 EXT. 426
                                                     michael.bacal@hexcel.com


                    HEXCEL REPORTS 2000 THIRD QUARTER RESULTS
          SALES TO ELECTRONICS AND INDUSTRIAL MARKETS CONTINUE TO GROW,
                    SALES TO AEROSPACE MARKETS REMAIN STABLE

                    ADJUSTED EBITDA FOR THE THIRD QUARTER IS
               $31.0 MILLION IN 2000, COMPARED WITH $30.1 MILLION
                ON A PRO FORMA BASIS FOR THE SAME PERIOD IN 1999

---------------------------------------------------------------- ------------------------------------------------
                                                                                     Quarter Ended September 30,
                                                                                ----------------- ---------------
(In millions, except per share data)                                                  2000             1999
---------------------------------------------------------------- -------------- ----------------- ---------------

PRO FORMA (a):

   Sales                                                                             $247.5         $252.1
   Adjusted EBITDA (b)                                                                $31.0          $30.1
   Adjusted net income (loss) (c)                                                      $2.2          $(1.1)

   Adjusted diluted earnings (loss) per share (c)                                     $0.06         $(0.03)

---------------------------------------------------------------- -------------- ----------------- ---------------

AS REPORTED:

   Sales                                                                             $247.5         $274.1
   Gross margin %                                                                     20.9%          18.8%
   Adjusted operating income % (c)                                                     6.8%           6.0%
   Adjusted EBITDA (b)                                                                $31.0          $32.0
   Net income (loss)                                                                   $0.1         $(30.1)
   Adjusted net income (loss) (c)                                                      $2.2          $(1.3)

   Diluted earnings (loss) per share                                                  $0.00         $(0.82)
   Adjusted diluted earnings (loss) per share (c)                                     $0.06         $(0.04)

---------------------------------------------------------------- -------------- ----------------- ---------------

(a) Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred at the beginning of the period.
(b) Excludes business consolidation expenses, interest, taxes, depreciation, amortization, and equity in income and a write-down of an investment in affiliated companies.
(c) Excludes business consolidation expenses and a write-down of an investment in an affiliated company.

STAMFORD, CT, October 18, 2000 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the third quarter of 2000. The third quarter is typically the company's weakest quarter of the year due to the seasonal impact of the European vacation period. Net income for the 2000 third quarter was $0.1 million, compared with a net loss of $30.1 million for the third quarter of 1999. Net income adjusted to exclude business consolidation expenses was $2.2 million for the third quarter of 2000, or $0.06 per diluted share, versus a pro forma adjusted net loss of $1.1 million, or $0.03 per diluted share, for the third quarter of 1999. Adjusted EBITDA for the third quarter of 2000 was $31.0 million, versus pro forma adjusted EBITDA of $30.1 million for the 1999 third quarter. Pro forma results give effect to the sale of the Bellingham aircraft interiors business as if it had occurred at the beginning of the period.

REVENUE TRENDS
Third quarter 2000 revenues of $247.5 million were $4.6 million or 1.8% lower than comparable pro forma revenues for the 1999 third quarter. Had the same US dollar, British pound and Euro exchange rates applied in the third quarter 2000 as in the third quarter 1999, revenues would have been $6.9 million or 2.7% higher than the pro forma total for the third quarter of 1999 of $252.1 million.

Commenting on Hexcel's third quarter 2000 revenues, Mr. John J. Lee, Chairman and CEO said, "The improving trends we have seen in the last two quarters continue to be evident in our results, after adjusting for the seasonal factors that typically cause the third quarter to be the lowest revenue quarter of the year. The growth in sales to electronics and industrial markets has continued, despite a persistent weakening of the European currencies which complicates year-on-year comparisons. With the exception of our Engineered Products business, commercial aerospace revenues either equal or exceed the levels of the prior year, reflecting the fact that this market has stabilized."

o Commercial aerospace revenues for the company's Reinforcement Products and Composite Materials business segments, totaling $94.3 million for the 2000 third quarter, were slightly greater than revenues in the third quarter of 1999, despite weaker European exchange rates. This reflects the stabilization of Boeing build rates and the steadily improving performance of Airbus. Boeing has publicly indicated that it expects to sustain aircraft production at or slightly above the current rate of about 490 per year, while Airbus is reportedly planning to increase aircraft deliveries from about 320 in 2000 to more than 350 in 2001. The benefit Hexcel obtains from future increases in build rates will depend on the mix of aircraft produced, and the impact on the aerospace supply chain of ongoing efforts to improve the efficiency and reduce the cost of aircraft production.

o Commercial aerospace sales by the Engineered Products business were $8.8 million or 27% lower than the third quarter of 1999. The decrease reflects the timing of customer programs and the impact of Boeing's 1999 build rate reductions. This business segment delivers product to customers shortly before aircraft completion and delivery. As a result, unlike Hexcel's other segments, this business did not experience the impact of 1999 build rate reductions until late in the fourth quarter of that year and by the same measure, will take longer to reflect any improvement in commercial aerospace demand.

o Electronics sales of $44.7 million for the 2000 third quarter were $4.1 million or 10.1% higher than the comparable 1999 period. The growth in sales over the third quarter of 1999 reflects a sustained increase in demand for lightweight, high-performance glass fabrics used in electronics applications, driven by improved economic conditions in Asia and Europe and the growing use of electronic devices throughout the world. This sales growth is expected to continue through 2001 and beyond, and Hexcel has made commitments to increase its capacity to manufacture lightweight, high-performance glass fabrics in order to continue to meet customer demand in this attractive market.

o Sales to industrial markets of $55.6 million for the 2000 third quarter were $3.7 million or 7.1% higher than the 1999 third quarter. Soft body armor, wind energy applications and automotive components continue to drive revenue growth. Sales of advanced structural materials to the wind energy and automotive segments are currently growing at annualized rates in excess of 30%, reflecting growing demand for low-cost, renewable energy supplies and improved automobile safety, as well as Hexcel's success in developing a range of new product applications.

GROSS MARGIN AND ADJUSTED OPERATING INCOME
Gross margin for the third quarter of 2000 was $51.7 million or 20.9% of sales, compared with $48.1 million or 19.1% of sales on a pro forma basis for the third quarter of 1999. Adjusted operating income for the 2000 third quarter was $16.9 million or 6.8% of sales, versus $14.7 million or 5.8% of sales for the 1999 third quarter on a pro forma basis.

Mr. Lee observed, "The benefits from our cost reduction actions and a return to growth are now being reflected in our operating profitability. Our Reinforcement Products business has increased their operating income by 80% compared to the third quarter of 1999, benefiting from reduced costs, improved product mix and growth in sales of both electronic and ballistic fabrics. Our Composite Materials business has improved their operating profitability by 23% on comparable revenues to the third quarter of 1999, driven by cost reductions and improved productivity. In sharp contrast, our Engineered Products business is not performing in line with expectations. This business has not yet succeeded in aligning its costs and productivity to the lower Boeing build rates, and so shows reduced operating profitability compared to 1999."

EQUITY IN EARNINGS OF AFFILIATED COMPANIES
Equity in earnings of affiliated companies of $1.7 million contributed strongly to third quarter net income in 2000. The primary source of these earnings is Hexcel's electronic fabrics venture in Asia, which is benefiting from the increase in worldwide demand for electronic devices. This compares with a $19.9 million loss from the write-down of an investment in an affiliated company in the third quarter of 1999.

Mr. Lee noted, "As a result of growth in the company's electronics and industrial businesses, we are making selective investments to expand our capacity to manufacture certain products, and anticipate further opportunities to invest in growth in 2001. These investments in growing our business are currently being funded by operating cash flow."

OUTLOOK
Mr. Lee concluded, "The growth we have seen from electronic, automotive and wind energy market segments is set to continue in the coming year. At the same time we will start to see the benefit of the ramp up in production of new military aircraft programs. Our operating leverage will enable us to translate increased demand to higher profitability in 2001. In the shorter term, the performance of our Engineered Products business discussed above and the timing of customer requirements towards the end of the year, indicate that fourth quarter revenues will be a little weaker than previously indicated resulting in EBITDA for the quarter in a range of $33 - $35 million. However, as we enter next year we continue to anticipate EBITDA increasing as revenues grow. In addition to the profit contribution from operations, the fourth quarter results will also include a non-recurring credit related to a US benefit plan, that will be offset in part by certain expenses being incurred by the company in connection with the purchase of approximately 14.5 million shares of Hexcel's common stock from Ciba Specialty Chemicals by an investor group affiliated with Goldman Sachs. The net impact of these unusual items will be to increase the reported fourth quarter pre-tax operating income by $1 to 2 million."

YEAR-TO-DATE RESULTS
--------------------------------------------------- ----------------------- -------------------------------------
                                                                                 Nine Months Ended September 30,
                                                                               ----------------- ----------------
(In millions, except per share data)                                                 2000             1999
--------------------------------------------------- --------------- ---------- ----------------- ----------------

PRO FORMA:

   Sales                                                                            $779.9          $834.1
   Adjusted EBITDA                                                                  $106.9          $114.9
   Adjusted net income                                                               $13.8           $12.1

   Adjusted diluted earnings per share                                               $0.37           $0.33

--------------------------------------------------- --------------- ---------- ----------------- ----------------

AS REPORTED:

   Sales                                                                            $798.8          $882.9
   Gross margin %                                                                    21.8%           21.4%
   Adjusted operating income %                                                        8.0%            8.2%
   Adjusted EBITDA                                                                  $107.8          $119.6
   Net income (loss)                                                                 $53.2          $(20.6)
   Adjusted net income                                                               $12.2           $11.0

   Diluted earnings (loss) per share                                                 $1.28          $(0.56)
   Adjusted diluted earnings per share                                               $0.33           $0.30

--------------------------------------------------- --------------- ---------- ----------------- ----------------

                                      * * *
Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS
--------------------------------------------------------------------------------
This press  release  contains  statements  that are forward  looking,  including statements relating to market conditions (including commercial aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions, production efficiencies and improvements, EBITDA, unusual expenses and credits, diluted earnings per share, capital expenditures, and operating cash flows. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.
--------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                Unaudited
                                                      --------------------------------------------------------------
                                                          Quarter Ended Sept. 30,     Nine Months Ended Sept. 30,
(In millions, except per share data)                          2000        1999              2000           1999
--------------------------------------------------------------------------------------------------------------------
Net sales                                                $   247.5    $     274.1       $  798.8       $    882.9
Cost of sales                                                195.8          222.6          624.4            694.4
--------------------------------------------------------------------------------------------------------------------

  Gross margin                                                51.7           51.5          174.4            188.5

Selling, general and administrative expenses                  29.8           29.4           93.9             97.4
Research and technology expenses                               5.0            5.8           16.6             18.6
Business consolidation expenses                                3.3           13.6            4.5             17.8
--------------------------------------------------------------------------------------------------------------------

  Operating income                                            13.6            2.7           59.4             54.7
Gain on sale of
   Bellingham aircraft interiors business                        -              -           68.3                -
Interest expense                                              16.0           18.4           51.6             55.9
--------------------------------------------------------------------------------------------------------------------

  Income (loss) before income taxes                          (2.4)          (15.7)          76.1            (1.2)
Provision for (benefit from) income taxes                    (0.8)           (5.5)          26.8            (0.4)
--------------------------------------------------------------------------------------------------------------------

   Income (loss) before equity in earnings                   (1.6)          (10.2)          49.3            (0.8)

Equity in earnings and write-down of an investment
  in affiliated companies                                      1.7          (19.9)           3.9           (19.8)
--------------------------------------------------------------------------------------------------------------------

  Net income (loss)                                      $     0.1    $     (30.1)      $   53.2       $   (20.6)
--------------------------------------------------------------------------------------------------------------------

Net income (loss) per share:
  Basic                                                  $    0.00    $     (0.82)      $   1.45       $   (0.56)
  Diluted                                                     0.00          (0.82)          1.28           (0.56)
  Diluted, excluding goodwill amortization                    0.06          (0.77)          1.42           (0.42)

Weighted average shares:
  Basic                                                       36.9           36.5           36.7             36.4
    Diluted                                                   38.0           36.5           45.3             36.4
--------------------------------------------------------------------------------------------------------------------


The company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the 1999 and third quarter 2000 computations of net income (loss) per diluted share, as they were antidilutive.

HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
---------------------------------------- ----------------------------------------------------------------------------
                                                                          Unaudited
                                         -------------- ---------------- ------------- --------------- --------------
                                          COMMERCIAL        SPACE &
(In millions)                              AEROSPACE        DEFENSE      ELECTRONICS     INDUSTRIAL        TOTAL
---------------------------------------- -------------- ---------------- ------------- --------------- --------------
THIRD QUARTER 2000 NET SALES
Reinforcement products                     $   14.3       $      2.6      $   44.7       $    26.8      $     88.4
Composite materials                            80.0             24.3             -            28.8           133.1
Engineered products                            23.9              2.1             -               -            26.0
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
  Total                                    $   118.2      $     29.0      $   44.7       $    55.6      $    247.5
                                                48%              12%           18%             22%            100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
PRO FORMA SECOND QUARTER 2000 NET SALES
Reinforcement products                     $   17.1       $      3.5      $   46.8       $    27.2      $     94.6
Composite materials                            87.5             26.0             -            33.5           147.0
Engineered products                            25.5              2.1             -               -            27.6
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
  Total                                    $   130.1      $     31.6      $   46.8       $    60.7      $    269.2
                                                48%              12%           17%             23%            100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
PRO FORMA THIRD QUARTER 1999 NET SALES
Reinforcement products                     $   12.3       $      4.2      $   40.6       $   24.2      $      81.3
Composite materials                            81.2             25.7             -           27.7            134.6
Engineered products                            32.7              3.5             -              -             36.2
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- -------- ---- -----------
  Total                                    $   126.2      $     33.4      $   40.6       $   51.9      $     252.1
                                                50%              13%           16%            21%             100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- -------- ---- -----------



ACTUAL AND PRO FORMA SEGMENT DATA
---------------------------------------------------------------------------------------------------------------------
                                                                         Unaudited
                                        -----------------------------------------------------------------------------
                                         REINFORCEMENT      COMPOSITE       ENGINEERED CORPORATE
(In millions)                             PRODUCTS          MATERIALS       PRODUCTS   & OTHER1           TOTAL
-------------------------------------- ----------------- --------------- ------------- ------------- ----------------
THIRD QUARTER 2000
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- -- -------------
  Net sales to external customers         $   88.4          $  133.1     $    26.0     $       -        $  247.5
  Intersegment sales                          20.9               1.8             -             -            22.7
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              109.3             134.9          26.0             -           270.2

  Adjusted EBIT2                              11.4              14.7           0.2          (9.4)           16.9
  Depreciation and amortization                8.3               4.5           0.7           0.6            14.1
  Business consolidation expenses              0.2               2.7           0.4             -             3.3
  Capital expenditures                         4.2               4.1           0.4           0.5             9.2
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
PRO FORMA SECOND QUARTER 2000
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
  Net sales to external customers         $   94.6          $  147.0     $    27.6     $       -        $  269.2
  Intersegment sales                          25.1               1.8             -             -            26.9
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              119.7             148.8          27.6             -           296.1

  Adjusted EBIT                               12.7              19.0           2.1          (9.1)           24.7
  Depreciation and amortization                8.6               4.7           0.7           0.6            14.6
  Business consolidation expenses             (2.9)              2.0           0.9             -               -
  Capital expenditures                         3.3               4.6           0.1           0.5             8.5
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
PRO FORMA THIRD QUARTER 1999
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
  Net sales to external customers         $   81.3          $  134.6     $    36.2     $       -        $  252.1
  Intersegment sales                          24.9               1.9             -             -            26.8
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              106.2             136.5          36.2             -           278.9

  Adjusted EBIT                                6.3              12.0           4.8          (8.4)           14.7
  Depreciation and amortization                8.9               5.1           0.7           0.7            15.4
  Business consolidation expenses              3.5               8.1           1.3           0.6            13.5
  Write-down of investment in an
    affiliated company                        20.0                 -             -             -            20.0
  Capital expenditures                         3.0               4.2           0.2             -             7.4
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------

--------
1 The company does not allocate corporate expenses to its business segments.
2 Consists of earnings before interest, taxes, and business consolidation expenses.


HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                             Unaudited
                                                                        --------------------------------------------
                                                                           SEPTEMBER 30,          December 31,
(In millions, except per share data)                                            2000                  1999
--------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                 $      13.8            $       0.2
   Accounts receivable                                                            160.6                  158.6
   Inventories                                                                    152.4                  153.7
   Prepaid expenses and other assets                                                5.4                    5.1
   Deferred tax asset                                                               9.9                   10.2
--------------------------------------------------------------------------------------------------------------------
   Total current assets                                                           342.1                  327.8

Property, plant and equipment                                                     591.1                  614.5
Less accumulated depreciation                                                    (239.6)               (222.4)
--------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                               351.5                  392.1

Goodwill and other purchased intangibles, net of accumulated
   amortization of $32.8 in 2000 and $24.9 in 1999                                394.5                  411.2
Investments in affiliated companies and other assets                              128.3                  130.8
--------------------------------------------------------------------------------------------------------------------

Total assets                                                                $   1,216.4            $   1,261.9
--------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations         $      26.6            $      34.3
  Accounts payable                                                                 77.0                   80.3
  Accrued liabilities                                                              97.5                   95.9
--------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                       201.1                  210.5

Long-term notes payable and capital lease obligations                             628.9                  712.5
Indebtedness to related parties                                                    24.3                   24.1
Other non-current liabilities                                                      46.4                   44.7
--------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                 900.7                  991.8

Stockholders' equity:
Preferred stock, no par value, 20.0 shares of stock authorized,
  no shares issued or outstanding in 2000 and 1999                                    -                      -
Common stock, $0.01 par value, 100.0 shares of stock authorized,
  shares issued and outstanding of 37.8 in 2000 and 37.4 in 1999                    0.4                    0.4
Additional paid-in capital                                                        279.5                  273.6
Retained earnings                                                                  64.8                   11.6
Accumulated other comprehensive loss                                              (18.2)                 (4.8)
--------------------------------------------------------------------------------------------------------------------
                                                                                  326.5                  280.8
Less - Treasury stock, at cost, 0.9 shares in 2000 and 0.8 in 1999                (10.8)                (10.7)
--------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        315.7                  270.1
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                  $   1,216.4            $   1,261.9
--------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                     $     666.0            $     770.7
--------------------------------------------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------
                                                                                            Unaudited
                                                              ----------------------------------------------------------
                                                                  Quarter Ended Sept. 30,     Nine Months Ended Sept.30,
                                                                  2000         1999               2000           1999
(In millions)
------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income (loss)                                           $      0.1   $    (30.1)        $    53.2    $  (20.6)
  Reconciliation to net cash provided by operating
activities:
    Depreciation and amortization                                   14.1         15.6              43.9        47.1
    Deferred income taxes                                           (4.7)       (8.9)              11.8       (10.8)
    Gain on sale of Bellingham aircraft interiors business             -           -              (68.3)          -
    Business consolidation expenses                                  3.3         13.6               4.5        17.8
    Business consolidation payments                                 (3.4)       (1.2)              (8.3)       (7.8)
    Equity in income and write-down of an investment in
        affiliated companies                                        (1.7)        19.9              (3.9)       19.8
    Working capital changes and other                                0.9         32.1             (20.1)       43.6
------------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                          8.6         41.0              12.8        89.1
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                              (9.2)       (8.7)             (22.2)      (26.7)
  Proceeds from sale of Bellingham aircraft interiors business         -           -              113.3           -
  Proceeds from sale of other assets                                 2.3                            3.4           -
  Investments in affiliated companies                                  -        (2.0)              (6.0)       (2.0)
------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) investing activities              (6.9)      (10.7)              88.5       (28.7)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) of credit facilities, net                    5.7       (26.1)              30.6      (273.4)
  Proceeds (repayments) of long-term debt and capital lease
     obligations, net                                               (1.5)       (1.2)            (118.7)      223.6
   Debt issuance costs                                                 -        (1.3)              (0.9)      (10.8)
   Activity under stock plans                                        1.9          0.6               2.2         1.3
------------------------------------------------------------------------------------------------------------------------
  Net cash used for financing activities                             6.1       (28.0)             (86.8)      (59.3)
------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents        (1.0)       (0.2)              (0.9)       (0.8)
------------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                            6.8          2.1              13.6         0.3
Cash and cash equivalents at beginning of period                     7.0          5.7               0.2         7.5
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                    $     13.8   $      7.8        $     13.8    $    7.8
------------------------------------------------------------------------------------------------------------------------

CASH PAID FOR:
  Interest                                                    $     23.6   $      30.8       $     56.3    $   51.5
  Taxes                                                              3.3         (2.4)              6.2         7.7
------------------------------------------------------------------------------------------------------------------------